SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 27, 2004

United Community Banks, Inc.

(Exact name of registrant as specified in its charter)

Georgia	No. 0-21656	No. 58-180-7304

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

63 Highway 515, P.O. Box 398
Blairsville, Georgia 30512

(Address of principal executive offices)

Registrant’s telephone number, including area code:
(706) 781-2265

Not applicable

(Former name or former address, if changed since last report)

SIGNATURES
EX-99.1 NEWS RELEASE

Item 7.	Exhibits.

99.1 News Release issued by United Community Banks, Inc. dated July 27, 2004.

Item 12	Results of Operations and Financial Condition

The information, including exhibits hereto, in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

On July 27, 2004, United Community Banks, Inc. (the “Registrant”) issued a news release announcing its financial results for the second quarter ended June 30, 2004 (the “News Release”). The News Release, including financial schedules, is attached as Exhibit 99.1 to this report and is incorporated by reference into this Item 12. In connection with issuing the News Release, on July 27, 2004 at 11:00 a.m. EST, the Registrant intends to hold a conference call/webcast to discuss the News Release.

The News Release contains a description of the Registrant’s earnings excluding merger-related expenses (referred to as “Operating Earnings”, “Net Operating Income”, “Diluted Operating Earnings Per Share”) related to the March 31, 2003 acquisition of First Central Bancshares, Inc., headquartered in Lenoir City, Tennessee, the May 1, 2003 acquisition of First Georgia Holding, Inc., headquartered in Brunswick, Georgia, the October 24, 2003 and November 14, 2003 acquisitions of three branches in western North Carolina, and the June 1, 2004 acquisition of Fairbanco Holding Company, Inc., headquartered in Fairburn, Georgia. Management believes that a presentation of the Registrant’s earnings excluding merger-related expenses as a financial measure provides useful information to investors because it provides information about the Registrant’s financial performance from its ongoing business operations. The merger-related expenses are principally related to equipment lease termination, legal and other professional fees and systems conversion costs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 27, 2004	/s/ Rex S. Schuette Rex S. Schuette Executive Vice President and Chief Financial Officer